   As filed with the Securities and Exchange Commission on November 6, 2000
                                                      File No. 333-_____________

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                            REGISTRATION STATEMENT
                                   FORM S-8
                                     UNDER
                          THE SECURITIES ACT OF 1933

                              PAMECO CORPORATION
              --------------------------------------------------
              (Exact Name of Issuer as Specified in its Charter)


               DELAWARE                               51-0287654
    -------------------------------          ----------------------------
    (State or Other Jurisdiction of                (I.R.S. Employer
    Incorporation or organization)              Identification Number)

                              PAMECO CORPORATION
                               1000 Center Place
                            Norcross, Georgia 30093
                                (404) 798-0700
--------------------------------------------------------------------------------
    (Address and Telephone Number of Issuer's Principal Executive offices)

                             1999 Stock Award Plan
--------------------------------------------------------------------------------
                           (Full Title of the Plans)

                                Dixon R. Walker
                               1000 Center Place
                            Norcross, Georgia 30093
                                (770) 798-0700
--------------------------------------------------------------------------------
(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

                                  Copies to:

                            G. William Speer, Esq.
                    POWELL, GOLDSTEIN, FRAZER & MURPHY LLP
                                Sixteenth Floor
                          191 Peachtree Street, N.E.
                            Atlanta, Georgia 30303
                                (404) 572-6600

                        Calculation of Registration Fee

--------------------------------------------------------------------------------------------------
                                        Proposed Maximum  Proposed Maximum
Title of Securities   Amount to          Offering Price       Aggregate            Amount of
 to be Registered   be Registered         Per Share(1)    Offering Price(1)  Registration Price(1)
--------------------------------------------------------------------------------------------------
Common Stock        1,429,166 shares(2)      $2.19           $3,126,300.62          $825.34

(1) Determined in accordance with Rule 457(c) under the Securities Act of 1933, based on the average of the high and low prices on the New York Stock Exchange on November 1, 2000. Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457 (c) and (h).
(2) Representing shares of the Registrant's common stock, $.01 par value (the "Common Stock"), that may be issued and sold by the Registrant in connection with the Registrant's 1999 Stock Award Plan. This Registration Statement also covers such indeterminable number of additional shares as may become issuable to prevent dilution in the event of stock splits, stock dividends or similar transactions.

PART I.      INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

     The documents containing the information specified in Part I of the instruction to the Registration Statement on Form S-8 have been or will be sent or given to employees of the Registrant selected to participate in the Plan listed on the cover of this Registration Statement as required by Rule 428 (b) (1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not being filed with the Commission but constitute (along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof), a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II.      INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.             Incorporation of Documents by Reference

     The following documents are incorporated by reference into this Registration Statement and are deemed to be a part hereof from the date of the filing of such documents:

     (1)  Annual Report on Form 10-K, filed by the Registrant on May 18, 2000.

     (2)  Quarterly Report on Form 10-Q, filed by the Registrant on July 17,
          2000.

     (3) Quarterly Report on Form 10-Q, filed by the Registrant on October 16, 2000.

     (4) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement filed pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") on Form 8-A, as amended (Commission File No. 001-12837).

     (5) All other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered pursuant to this Registration Statement have been sold or which deregisters all securities that remain unsold.

Item 6.   Indemnification of Directors and Officers

          As provided under Delaware law, the Registrant's Certificate of Incorporation provides that the Registrant shall indemnify any director or officer of the Registrant's, any person who was or is a party, or who is threatened to be made such a party, to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative by reason of the fact that he or she is or was a director or officer of the Registrant, against expenses (including fees for legal counsel), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she
          (a) acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Registrant and
          (b) with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful.

          Additionally, the Registrant's Certificate of Incorporation provides that the Registrant shall indemnify any director or officer of the Registrant who was or is a party (other than a party suing in the right of the Registrant) or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding by or in the right of the corporation to procure a judgment in the Registrant's favor by reasons of the fact that he or she is or was a director or officer of the Registrant, against expenses (including fees for legal counsel) actually and reasonably incurred by him or her in connection with the defenses or settlement of the action, suit or proceeding if he or she met the standard of conduct of acting in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Registrant. However, indemnification shall not be made in respect of any claim, issue or matter as to which the person has been adjudged to be liable to the Registrant unless and only to the extent that the Court of Chancery is located or the court in which the action, suit or proceeding was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for the expenses that the Court of Chancery or other court deems proper.

          Article VII of the Registrant's Bylaws requires the Registrant to indemnify its directors, officers, employees and agents against expenses (including fees for legal counsel), judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with various types of legal actions or proceedings if the actions of the party being indemnified meets the standards of conduct specified therein. Determinations concerning whether the applicable standard of conduct has been met can be made by (a) the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding; (b) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) the stockholders.

          The Registrant has entered into Indemnification Agreements with certain of its directors and officers (the "Indemnified Parties"). Under the terms of the Indemnification Agreements, the Registrant is required to indemnify the Indemnified Parties against certain liabilities arising out of their service for the Registrant. The Indemnification Agreements require the Registrant (i) to indemnify each Indemnified Party to the fullest extent permitted by law; (ii) to provide coverage for each Indemnified Party under the Registrant's directors and officers liability insurance policy and (iii) to advance certain expenses incurred by an Indemnified Party. The Indemnification Agreements provide limitations on the Indemnified Party's rights to indemnification in certain circumstances.

          The Registrant's directors and officers are insured against losses arising from any claim against them as such for wrongful acts or omissions, subject to certain limitations.

Item 8.             Exhibits

     The exhibits included as part of this Registration Statement are as follows:

Exhibit Number           Description
--------------           -----------

4(a) Certificate of Incorporation of the Registrant, dated July 21, 2000 [Incorporated herein by reference to
                         Exhibit 3.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on August 28, 2000 (File No. 001-12837).]

4(b) Bylaws of the Registrant [Incorporated herein by reference to Exhibit C to the Registrant's Proxy Statement filed with the Securities and Exchange Commission on June 23, 2000 (File No. 001-12837).]

5(a)                     Opinion of Counsel to Registrant

23(a)                    Consent of Counsel to Registrant (Included in Exhibit
                         5(a))

23(b)                    Consent of Ernst & Young LLP

24(c)                    Power of Attorney (See signature page)

Item 9.          Undertakings

      (a)  The undersigned Registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

           (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on October 27, 2000.


                               PAMECO CORPORATION

                                   By: /s/ Robert J. Davis
                                      ---------------------------------
                                      Name:  Robert J. Davis
                                      Title: Chief Financial Officer


                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert J. Davis and Dixon R. Walker, or either of them, as attorney-in-fact, having the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on October 27, 2000.


/s/ Dixon Ray Walker              President, Chief Executive Officer
------------------------------
Dixon Ray Walker                  and Director

/s/ Robert J. Davis               Chief Financial Officer
------------------------------
Robert J. Davis

/s/ Robert J. Davis               Director
------------------------------
Robert J. Davis

/s/ Willem F.P. DeVogel           Director
------------------------------
Willem F.P. DeVogel

/s/ Earl Dolive                   Director
------------------------------
Earl Dolive

/s/ Edmund J. Freeley             Director
------------------------------
Edmund J. Freeley

/s/ Michael Ira Klein             Director
------------------------------
Michael Ira Klein

/s/ Angus C. Littlejohn, Jr.      Director
------------------------------

/s/ Harry F. Weyher III           Director
------------------------------
Harry F. Weyher III

                                 EXHIBIT INDEX
                                      TO
                      REGISTRATION STATEMENT ON FORM S-8

Exhibit Number           Description
--------------           -----------

4(a) Certificate of Incorporation of the Registrant, dated July 21, 2000 [Incorporated herein by reference to
                         Exhibit 3.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on August 28, 2000 (File No. 001-12837).]

4(b) Bylaws of the Registrant [Incorporated herein by reference to Exhibit C to the Registrant's Proxy Statement filed with the Securities and Exchange Commission on June 23, 2000 (File No. 001-12837).]

5(a)                     Opinion of Counsel to Registrant

23(a)                    Consent of Counsel to Registrant (Included in Exhibit
                         5(a))

23(b)                    Consent of Ernst & Young LLP

24(c)                    Power of Attorney (See signature page)